UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2010

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street, 43rd Floor

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 4, 2010, Evercore Partners Inc. (“Evercore”) entered into a definitive Purchase and Sale agreement (the “Purchase Agreement”) with Atalanta Sosnoff Capital, LLC, a New York based investment manager (“ASC”), ASC Representative, LLC, in its capacity as the representative, the sellers listed on Schedule I of the Purchase Agreement (the “Sellers”) and Martin T. Sosnoff to purchase an interest in ASC representing, as of the closing date, 49% of the economic interests for a cash purchase price of approximately $68.6 million, subject to adjustment based upon the receipt of required consents and certain other matters as set forth in the Purchase Agreement. Following the consummation of the transaction, the remaining 51% of ASC’s economic interests will be owned by the senior management of ASC.

The Purchase Agreement also provides for a contingent payment to the Sellers of up to an additional $14.7 million, based upon the performance of the Company’s business during 2010, subject to upward adjustment as provided in the Purchase Agreement (the “Earn-Out Payment”). The Earn-Out Payment, if any, will be paid in 50% cash and 50% shares of Evercore Class A common stock.

Upon consummation of the transaction, ASC will be governed by a five member board consisting of three Evercore designees and two members of ASC’s management team, initially to be Martin T. Sosnoff, Chairman and Chief Executive Officer and Craig B. Steinberg, President. ASC’s current management, including Mr. Sosnoff, Mr. Steinberg, John P. McMullan, Senior Vice President, Portfolio Manager, Robert Ruland, Senior Vice President, Portfolio Manager and Kevin S. Kelly, Chief Operating Officer, Chief Financial Officer, each of whom has signed new service agreements, will remain in their current roles and continue to be responsible for ASC’s day-to-day operations, including its investment process.

The transaction, which is currently expected to be consummated in the second quarter of 2010, is subject to customary closing conditions for transactions of this type, including, without limitation, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt by ASC of certain third party consents and other conditions set forth in the Purchase Agreement.

A copy of the Purchase Agreement is being filed as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete copy of the Purchase Agreement attached hereto as an exhibit.

Item 7.01	Regulation FD Disclosure.

On March 5, 2010, Evercore issued a press release announcing that it has entered into a definitive agreement with ASC pursuant to which Evercore will acquire 49% of the economic interests of ASC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the investor presentation is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1:	Purchase and Sale Agreement, dated as of March 4, 2010, by and among Evercore, ASC, ASC Representative, LLC, in its capacity as the representative, the Sellers and Martin T. Sosnoff.

Exhibit 99.1:	Press Release, dated March 5, 2010.

Exhibit 99.2:	Investor Presentation, dated March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: March 5, 2010

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1:	Purchase and Sale Agreement, dated as of March 4, 2010, by and among Evercore, ASC, ASC Representative, LLC, in its capacity as the representative, the Sellers and Martin T. Sosnoff.

Exhibit 99.1:	Press Release, dated March 5, 2010.

Exhibit 99.2:	Investor Presentation, dated March 5, 2010.

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